As filed with the Securities and Exchange Commission on September 25, 1997
                           Registration No. 333-35199

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                        Post-Effective Amendment No. 1 to
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                                FRED MEYER, INC.
             (Exact name of registrant as specified in its charter)

                                 --------------

              Delaware                                 91-1826443
    (State or other jurisdiction                     (IRS Employer
    of incorporation or organization)              Identification No.)

    3800 SE 22nd Avenue
    Portland, Oregon                                      97202
    (Address of Principal                              (Zip Code)
    Executive Offices)

                                 --------------

                FM Stores, Inc. Amended 1990 Stock Incentive Plan
                     FM Stores, Inc. 1983 Stock Option Plan
  Smith's Food & Drug Centers, Inc. Amended and Restated 1989 Stock Option Plan
                              (Full title of plans)

                                 --------------

                                 Roger A. Cooke
                              Senior Vice President
                          General Counsel and Secretary
                                Fred Meyer, Inc.
                               3800 SE 22nd Avenue
                             Portland, Oregon 97202
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 232-8844

                                    Copy to:

                               Margaret Hill Noto
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------
                                               Proposed        Proposed
                                               Maximum         Maximum           Amount
                           Amount              Offering        Aggregate         of Regis-
Title of Securities        to Be               Price Per       Offering          tration
to Be Registered           Registered(1)       Share(1)        Price(1)          Fee
-------------------        -------------       ---------       ---------         ---------
Common Stock               3,377,922 Shares    $23.73912182    $80,188,901.88    $24,299.67
-------------------------------------------------------------------------------------------

(1)  This Registration Statement registers the following shares:

     Name of Plan                                          Number of Shares
     ------------                                          ----------------
     FM Stores, Inc. Amended 1990 Stock
     Incentive Plan                                            2,411,739

     FM Stores, Inc. 1983 Stock Option Plan                      169,427

     Smith's Food & Drug Centers, Inc. Amended
     and Restated 1989 Stock Option Plan                         796,756

     TOTAL                                                     3,377,922

     The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The estimated offering prices for the shares to be issued under the FM Stores, Inc. and Smith's Food & Drug Centers, Inc. plans were calculated based on the exercise prices of outstanding options granted under such plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.
         ---------------------------------------

         The following documents filed by Fred Meyer, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

             (a) The Registrant's and its predecessors' latest annual reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contain audited financial statements for the Registrant's or its predecessors' latest fiscal year for which such statements have been filed.

             (b) All other reports of the Registrant and its predecessors filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports or prospectus referred to in (a) above.

             (c) The description of the Common Stock contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

         The information contained under the caption "Description of Holdings Capital Stock" in the Registrant's Joint Proxy Statement/Prospectus dated August 6, 1997, which is part of the Registration Statement on Form S-4 (File No. 333-32927) and was filed by the Registrant with the Securities and Exchange Commission, attached as Exhibit 99 to the Registration Statement (the "Joint Proxy Statement/Prospectus Excerpt") is incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") grants each corporation the power to indemnify officers and directors under certain circumstances. Article VII.A of the Registrant's Certificate of Incorporation (the "Certificate") and Article V of the Registrant's Bylaws (the "Bylaws") provide for indemnification to the fullest extent permitted by Section 145.

         As authorized by Section 102 of the Delaware GCL, the Registrant has included in the Certificate a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for breaches of a director's fiduciary duty to the Registrant. Liability may not be and has not been limited for breaches of the duty of loyalty, intentional misconduct, distributions made in contravention of Section 174 of the Delaware GCL or for any transaction in which a director derives an improper personal benefit.

         The Registrant has a directors and officers liability insurance policy that, under certain circumstances, insures its directors and officers against the costs of defense, settlement or payment of a judgment.

         The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any agreement, vote of stockholders or directors or otherwise.

         The Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated May 11, 1997 between Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), and Fred Meyer, Inc., a Delaware corporation which has subsequently been renamed Fred Meyer Stores, Inc. ("Fred Meyer"), provides that, from and after the time at which the merger (the "Merger") becomes effective (the "Effective Time"), the Registrant will indemnify, defend and hold harmless the current and former directors, officers and employees of Smith's, Fred Meyer and their respective subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement and the Voting Agreements) to the fullest extent that such persons are indemnified under the laws of the State of Delaware and the certificates of incorporation and bylaws, as in effect on the date thereof, of Smith's, Fred Meyer and their respective subsidiaries or any existing indemnification agreement with either Fred Meyer or Smith's, and during such period, the Registrant shall advance expenses (including expenses related to enforcing the indemnity under the Merger Agreement) as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required. Any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and any such certificate of incorporation or bylaws shall be made by independent counsel (which shall not be counsel that provides material services to the Registrant or its subsidiaries) selected by the Registrant and reasonably acceptable to such officer or director; provided, that in the absence of applicable Delaware judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and the Registrant shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

         In addition, the Merger Agreement provides that for a period of five years after the Effective Time, the Registrant will maintain officers' and directors' liability insurance covering the Indemnified Parties who are covered, in their capacities as current or former officers and directors, by Smith's or Fred Meyer's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to such Indemnified Parties than such existing insurance. Additionally, the Registrant is required to keep in effect provisions in its certificate of incorporation and bylaws providing for exculpation of director and officer liability and its indemnification of the indemnified parties to the fullest extent permitted under the Delaware GCL, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

         Pursuant to the Fred Meyer certificate of incorporation ("Fred Meyer Certificate") and bylaws ("Fred Meyer Bylaws") in effect prior to the Effective Time, Fred Meyer was obligated to indemnify its then current and former directors and officers (the "Fred Meyer Indemnified Parties") to the fullest extent permitted under applicable law. Fred Meyer also maintained directors' and officers' liability insurance covering the Fred Meyer Indemnified Parties in their capacities as directors and officers of Fred Meyer. The Registrant is obligated to indemnify the Fred Meyer Indemnified Parties to the fullest extent that the Fred Meyer Indemnified Parties were indemnified by Fred Meyer pursuant to the provisions of the Fred Meyer Certificate and the Fred Meyer Bylaws. In addition, for a period of five years after the Effective Time, the Registrant will maintain officers' and directors' liability insurance covering the Fred Meyer Indemnified Parties on terms substantially no less advantageous to the Fred Meyer Indemnified Parties than such existing insurance.

         Prior to the Effective Time, Smith's entered into Indemnification Agreements (the "Smith's Indemnification Agreements") with its then current and former directors and officers (the "Smith's Indemnified Parties") which provide that Smith's shall indemnify the Smith's Indemnified Parties, to the fullest extent permitted under applicable law and Smith's certificate of incorporation and bylaws, against all liabilities incurred by reason of such person's status as a director or officer of Smith's. In addition, Smith's maintained directors' and officers' liability insurance covering the Smith's Indemnified Parties in their capacities as directors and officers of Smith's. The Registrant is obligated to indemnify the Smith's Indemnified Parties to the fullest extent that the Smith's Indemnified Parties are indemnified by Smith's pursuant to the provisions of the Smith's Indemnification Agreements. In addition, for a period of five years after the Effective Time, the Registrant will maintain officers' and directors' liability insurance covering the Smith's Indemnified Parties on terms substantially no less advantageous to the Smith's Indemnified Parties than such existing insurance.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         5         Opinion of Stoel Rives LLP.*

         23.1      Consent of Deloitte & Touche LLP.*

         23.2      Consent of Ernst & Young LLP.*

         23.3      Consent of Stoel Rives LLP (included in Exhibit 5).*

         24       Powers of Attorney.*

         99       Joint Proxy Statement/Prospectus Excerpt.*

--------------

*    Previously filed.

Item 9.  Undertakings.
         ------------

         (a) The Registrant will:

             (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i) Include any prospectus required by Section 10(a)(3) of the
             Securities Act of 1933 (the "Securities Act");

                 (ii) Reflect in the prospectus any facts or events which,
             individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) Include any additional or changed material information on the plan of distribution.

             (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on September 25, 1997.

                                      FRED MEYER, INC.


                                      By: ROGER A. COOKE
                                          -------------------------------------
                                          Roger A. Cooke
                                          Senior Vice President, General Counsel
                                          and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 25, 1997.

Signature                                       Title
---------                                       -----

Principal Executive Officer:


* ROBERT G. MILLER                     Chief Executive Officer and
----------------------------------     President, and Director
  Robert G. Miller


Principal Financial and
Accounting Officer:


* DAVID R. JESSICK                     Senior Vice President
----------------------------------     and Chief Financial Officer
  David Jessick



* VIVIAN A. BULL                       Director
----------------------------------
  Vivian A. Bull



* RONALD W. BURKLE                     Director
----------------------------------
  Ronald W. Burkle

* JAMES J. CURRAN                      Director
----------------------------------
  James J. Curran


* A. M. GLEASON                        Director
----------------------------------
  A. M. Gleason


* BRUCE KARATZ                         Director
----------------------------------
  Bruce Karatz


* JOHN G. KING                         Director
----------------------------------
  John G. King


* ROGER S. MEIER                       Director
----------------------------------
  Roger S. Meier


* STEVEN R. ROGEL                      Director
----------------------------------
  Steven R. Rogel


* FRED L. SMITH                        Director
----------------------------------
  Fred L. Smith


* JEFFREY P. SMITH                     Director
----------------------------------
  Jeffrey P. Smith


                      *By: ROGER A. COOKE
                           ----------------------------------
                           Roger A. Cooke
                           Attorney-in-Fact